UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)		December 19, 2005
BorgWarner Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware	001-12162	13-3404508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3850 Hamlin Road, Auburn Hills, Michigan	48326
(Address of Principal Executive Offices)	(Zip Code)
(248) 754-9200
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

               Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

               [ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

               [ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

               [ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

               [ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01:  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 19, 2005, BorgWarner Inc. ("BorgWarner") adopted amendments to the BorgWarner Inc. 2004 Deferred Compensation Plan, and the BorgWarner Inc. Board of Directors Deferred Compensation Plan (collectively, the "Plans").  The Plans are nonqualified deferred compensation arrangements offered by BorgWarner to eligible executives and to non-employee directors of BorgWarner, respectively.  Under the Plans, participants may elect to defer portions of their current compensation from BorgWarner (for later payment in accordance with the distribution provisions of the Plans) and are credited with deemed earnings during the deferral period.  The Plans were amended to implement certain transition rules set forth in published guidance of the Internal Revenue Service for Section 409A of the Internal Revenue Code ("Code Section 409A").  Enacted in October, 2004, Code Section 409A imposes new requirements on nonqualified deferred compensation, generally effective for amounts deferred after December 31, 2004.  Under these transition rules, BorgWarner was permitted to offer the Plans' participants the opportunity in 2005 to make new deferral elections with respect to 2005 deferrals or to revoke previously-made elections with respect to 2005 deferrals. Under the transition rules, BorgWarner is required to amend the Plans in 2005 to authorize the new deferral elections and the revocation elections.  These amendments to the Plans have been adopted to satisfy this requirement.

ITEM 9.01:  FINANCIAL STATEMENTS AND EXHIBITS.

(c)        Exhibits.

            10.1                 Amendment to the BorgWarner Inc. 2004 Deferred Compensation Plan

            10.2                 Amendment to the BorgWarner Inc. Board of Directors Deferred Compensation Plan

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORGWARNER INC.

/s/ VINCENT M. LICHTENBERGER

By: Vincent M. Lichtenberger

Assistant Secretary

Dated: December 19, 2005